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                                                                      EXHIBIT 21

THE PNC FINANCIAL SERVICES GROUP, INC.
SCHEDULE OF CERTAIN SUBSIDIARIES
(AS OF JANUARY 31, 2001)

                                                                            STATE OR OTHER JURISDICTION OF
NAME                                                                        INCORPORATION OR ORGANIZATION
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
PNC Bancorp, Inc.                                                           Delaware
    PNC Advisors, National Association                                      United States
    PNC Bank, Delaware (1)                                                  Delaware
    PNC Bank, National Association (1)                                      United States
          PNC Bank Capital Securities, LLC                                  Delaware
          PNC Commercial Management, Inc.                                   Delaware
          BlackRock, Inc. (1)                                               Delaware
          PNC Leasing, LLC                                                  Delaware
                PNC Capital Leasing, LLC                                    Delaware

PNC Holding, LLC                                                            Delaware
    PFPC Worldwide Inc.                                                     Delaware
    PNC Funding Corp (1)                                                    Pennsylvania
    PNC Investment Corp. (1)                                                Delaware


(1) The names of the subsidiaries of the indicated entities are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.